U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K/A

                         CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): April 9, 2009

                    PARADISE MUSIC & ENTERTAINMENT, INC.
        (Exact name of registrant as specified in charter)

   Delaware                  1-12635                   01-3906452
(State or other	        (Commission File          (I.R.S. Employer
of jurisdiction	             Number)              Identification No.)
incorporation)

   1365 N. Courtenay Parkway, Suite A
          Merritt Island, FL 	                      32953
   (Address of principal executive office)           (Zip Code)

Registrant's telephone number, including area code:	(321)452-9091

           409 Brevard Avenue, Suite 7, Cocoa, FL 32923
    (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

















Item 4.01   Changes in Registrant?s Certifying Accountant.

(a). Dismissal of Independent Accountant. By letter dated April 9, 2009, the Registrant advised its former certifying accountants, Tinter Scheifley Tang, LLC, of Dillon, Colorado 80435 that it would not renew the firm?s engagement as the Registrant?s certifying accountant for the fiscal year ended December 31, 2008, and that Registrant would be retaining a new independent certifying accountant to audit its financial statements for the period ended December 31, 2008.

In accordance with Item 304(a)(1) of Regulation S-K of the SEC, the Company is providing the following information:

1.	The former accountant, Tinter Scheifley Tang, LLC, was notified that it would be dismissed as the Company?s certifying accountants by letter dated April 9, 2009.

2.	  The former principal accountant?s reports on the financial
Statements of the Company for the last two fiscal years ending December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. The former auditors expressed uncertainty in their audit reports for the years ended December 31, 2006 and 2007 regarding our ability to continue as a going concern due to our continued losses and lack of capital.

3.	The decision to change accountants was recommended and approved by the Board of Directors of the Company.

4.	There were no disagreements with the former accountants, whether or not resolved, during the fiscal years ended December 31, 2006 and 2007 and the subsequent interim period up to April 9, 2009, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the former accountant?s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, and no such disagreements have ever been communicated to the Company.

5.	There were no events as described in Item 304(a)(1)(v) of
Regulation SK that occurred within the two fiscal years of the Registrant ending December 31, 2006 and 2007 or any subsequent interim period.

(b). Engagement of New Independent Accountant. On March 31, 2009, the Registrant engaged Rosenberg, Rich, Baker Berman & Company of Bridgewater, New Jersey (?Rosenberg Rich?) as its certifying accountants to audit its financial statements for the fiscal year ended December 31, 2008, to review its interim financial statements for the fiscal year ending December 31, 2009 and to audit its financial statements for the fiscal year ended December 31, 2009.

Rosenberg Rich, is a registered accounting firm with the Public Company Accounting Oversight Board with its principal offices located in New Jersey. We have confirmed that the audit partner of Rosenberg Rich assigned to manage the audit of the Company is admitted to practice both in New York, where our principal subsidiary, Environmental Testing Laboratories, Inc., operates, and in Florida, where the principal offices of the Company are located.

The Registrant has not consulted Rosenberg Rich regarding:

1.	 The application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant?s financial statements, and no written or oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or
2.	 Any matter that was the subject of a disagreement (as described in
       Item 304(a)(i)(iv) of Regulation SK or a reportable event (as described in Item 304(a)(1)(v) of regulation SK.

Although no items of disagreement as defined in paragraph (a)(1)(iv) of Item
3.04 of Regulation S-B exist or have been raised by the former accountants, the Registrant has provided a copy of this report, as amended, and the disclosures it is making in response to Item 3.04(a) to the former accountants and requested the former accountants to furnish a letter addressed to the Commission within ten business days stating whether it agrees with the statements made in this amended report by Registrant, and, if not, stating the respects in which it does not agree. The former auditor responded by letter dated April 13, 2009, addressed to the SEC, advising that it agrees with the statements contained in this amended report on Form 8-K. A copy of that response is attached as Exhibit 16.

The Registrant requested Rosenberg Rich to review the disclosures contained herein prior to the filing of this report, and has provided them with the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrants? expression of its views, or the respects in which it does agree with the statements made by the Registrant in response to Item 304(a) of Regulation SK set forth above. No such letter has been or will be provided.

Item 9.01  Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.



       Paradise Music & Entertainment, Inc.



Date: April 13, 2009  		  By: /s/ Boris Rubizhevsky
                                   -------------------------
                                    Name: Boris Rubizhevsky
                                    President and Chief Executive Officer